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                                  SUB ITEM 77Q1

An Amendment, dated March 25, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust II, dated December 16, 2004, is contained in Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 33-7637 and 811-4775), as filed with the Securities and Exchange Commission via EDGAR on March 29, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series Trust II, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


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                               MFS SERIES TRUST II

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

             REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES, AND

                                 CLASS R5 SHARES

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the "Declaration"), of MFS Series Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class R4, and Class R5 shares (as defined in the Declaration) of MFS Growth Fund, a series of the Trust, as follows:

         The class of shares previously designated as "Class R3 Shares" shall be redesignated as "Class R2 Shares," the class of shares previously designated as "Class R4 Shares" shall be redesignated as "Class R3 Shares," and the class of shares previously designated as "Class R5 Shares" shall be redesignated as "Class R4 Shares."

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 22, 2008 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston StateMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning
addressStreet13 Rockyledge Road

Swampscott MA  01907


CityplaceLAWRENCE T. PERERA

CityplaceLawrence T. Perera
addressStreet18 Marlborough Street
CityplaceBoston StateMA  PostalCode02116

ROBERT C. POZEN

Robert C. Pozen
addressStreet9 Arlington Street
CityplaceBoston StateMA PostalCode02116

J. DALE SHERRATT

J. Dale Sherratt
addressStreet86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
addressStreet235 Nashawtuc Road

CityplaceConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108